                                 EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made effective as of December 1, 1995, by and between CALIFORNIA BANCSHARES, INC., a Delaware corporation (hereinafter referred to as "Employer"), and JAMES MAYER (hereinafter referred to as "Employee").

     This Agreement supersedes all prior employment agreements by and between Employer and Employee and all previous employment agreements are hereby terminated, and shall be of no further force or effect.

     Employee, being willing to be employed by Employer as its Executive Vice President, and Employer, being willing to employ Employee in such capacity, all on the terms, covenants and conditions hereinafter set forth, it is agreed as follows:

     1. POSITION: Employee is hereby employed as Executive Vice President of Employer, and shall serve in that capacity during the Employment Term. In such capacity, Employee shall manage and direct all of the affairs of Employer, perform the duties of the office of Executive Vice President described in Employer's Bylaws and comply with all laws, rules and regulations applicable to persons holding that office in financial institutions such as Employer.
Employee shall devote all of his time and effort to the management and direction of the affairs of Employer, and shall not engage in any other employment or activity without the prior written consent of the Board of Directors of Employer (the "Board"), but he shall be free to conduct such reasonable activities as are related to the management of his personal finances without the prior written consent of the Board. When any such personal activity poses a potential conflict with his duties as Executive Vice President, Employee shall promptly notify the Board, and he shall thereafter be guided by, and in all of his activities shall be responsible and accountable to, the Board.

     2. TERM: The term of this Agreement will commence on December 1, 1995, and will continue until November 30, 1996, subject to prior termination as hereinafter set forth (the "Employment Term"). Unless otherwise terminated upon written notice from either party served upon the other at least thirty (30)days prior to the end of its term, this Agreement shall automatically be extended for one additional year commencing each December 1. Notwithstanding the preceding sentence, upon any change of control as described in Section 7 hereof, the term of this Agreement shall automatically be extended one year from the effective date of such change of control and, unless otherwise terminated upon written notice from either party served upon the other at least thirty (30) days prior to the end of said year, shall automatically be extended to the next succeeding November 30 (and thereafter may be extended or terminated in accordance with the preceding sentence).

     3. CONTINUING EDUCATION: From time to time during the term of this Agreement, Employee shall attend and participate in seminars and conferences to apprise himself as an executive officer of Employer of all current laws, regulations, practices, and procedures regarding the management and direction of Employer, and with the objective of maintaining his technical proficiency as an executive officer of such an organization.

     4. COMPENSATION: In consideration of the services to be performed by Employee for Employer under this Agreement, as herein described, Employer shall pay to Employee, as regular compensation for his services, the sum of $115,000 per year, payable in accordance with Employer's normal payroll practices until the expiration or earlier termination of this Agreement. From time to time, Employer will review Employee's compensation and consider whether or not an adjustment is appropriate.

     5. ADDITIONAL BENEFITS: In addition to the regular compensation to be paid to Employee as hereinabove provided:

          (a) Employer shall reimburse Employee, upon submission of appropriate vouchers, for all necessary disbursements and reasonable out-of-pocket expenses incurred by him in connection with the performance of his duties under the terms of this Agreement, including but not limited to entertainment, travel, and membership in social and civic organizations approved by the Board. Unless expressly authorized to the contrary, Employee will adhere to all policies and procedures of Employer concerning incurring and being reimbursed for disbursements and expenses.

          (b) During the term of this Agreement, Employer shall provide
Employee with an automobile to be used by Employee for the performance of his duties under the terms and conditions of this Agreement. The automobile will be used by Employee as required in the course of conducting the business of Employer. Employer shall pay all costs of maintaining the automobile in good condition and repair and shall pay all costs of operating the vehicle during the term of this Agreement. Employee may also use the automobile for reasonable personal use. Employee shall keep appropriate mileage logs of such use and provide an accounting to Employer at least as of each calendar year end. Employee shall be responsible for such personal use in accordance with applicable Internal Revenue Service regulations. A W-2 shall be issued to Employee for the imputed value of personal use.

          (c) Employee shall be entitled to participate in any and all pension plans, profit sharing plans, 401k plans, incentive plans, retirement programs, life insurance programs.. health insurance programs, and any other employee benefit programs established by the Board of Directors for employees of Employer. Employee's benefits under this Section 5(c) shall be subject to such changes, amendments, or revisions as the Board may make from time to time in such plans and programs.

    6.   TERMINATION:

          (a) This Agreement may be terminated (i) by the mutual consent of the parties hereto, or (ii) by the Board at any time, with or without cause, for any reason or no reason. If the Board does not provide Employee with a statement of cause, Employee will be entitled to receive the severance benefits, if any, that would be payable to any executive officer who is involuntarily terminated without cause under Employer policy in effect at that time. Notwithstanding anything herein provided to the contrary, the terms and conditions of this paragraph 6(a) shall not be utilized to terminate Employee for a period of one
(1) year from the effective date of the change of control, as change of control is hereinafter defined and described in paragraph 7 of this Agreement.

          (b) If the Board determines that Employee has either materially failed to properly perform his duties, or materially failed to abide by all of the terms and conditions of this Agreement, and if such failure is not or cannot be cured within ten (10) days after written notice thereof to Employee by Employer, then Employee may be terminated for cause, and shall receive no benefits upon termination of employment, regardless of Employer's policies then in effect. Without limiting the foregoing, Employee will be deemed to have failed to properly perform his duties and may be immediately terminated upon the occurrence of any of the following:

               (i) Employee's willful failure or refusal to perform any of his duties and responsibilities as set forth herein, if such failures or refusals, individually or in the aggregate, are material to Employee's performance and are not based on legitimate legal objections to such performance;

               (ii) Conviction of a felony or of any crime involving moral turpitude, fraud, or misrepresentation, or commission of any act of dishonesty or fraud of Employee adversely affecting Employer or its reputation, business, and affairs or business relationships;

               (iii) Employee being under the influence of alcohol or illegal drugs at the workplace; or

               (iv) A formal determination or recommendation by any regulatory authority having jurisdiction over the operations of Employer that Employer should or must remove or replace Employee. In the event Employer can determine or reasonably estimate the amount of damages or losses suffered as a result of any dishonest or unlawful act of Employee, Employer may (A) offset any amounts due and owing Employee in satisfaction of such damages or losses, and (B) retain in pledge, as security for the repayment of such damages or losses, any stock of Employer owned or subsequently purchased by Employee upon exercise of any stock options granted in connection with his employment. Employee hereby consents to such offsets and pledges such stock, and authorizes Employer to take such other actions with regard to the stock as are permitted of a secured party under the California Commercial Code.

     7. CHANGE OF CONTROL: Notwithstanding anything hereinabove provided to the contrary, should, on or after the date hereof, a person, partnership, corporation, other entity or "group" ("Acquiror") , as that term is used in
Section 13 (cd) (3) of the Securities Exchange Act of 1934, obtain control of Employer by or through the acquisition of the common stock of Employer, or by any merger, consolidation, or other corporate reorganization, so that Acquiror has the power to appoint or elect a majority of the members of the Board, neither Acquiror nor Employer shall be permitted to alter, vary, or amend the terms and conditions of this Agreement, or to terminate Employee's employment as herein provided, for a period of one (1) year from the effective date of the change control, other than for cause as set forth in section 6(b) above. Should Acquiror (or Employer after Acquiror obtains control of Employer) seek to vary or alter the terms of Employee's employment as provided in this Agreement, or transfer Employee to a different position with Employer or with Acquiror at an office located outside of Alameda or Contra Costa Counties, or should Acquiror or Employer unduly harass Employee in the performance of his duties or seek to terminate the benefits and privileges provided for him pursuant to the terms of this Agreement (other than as permitted under Section 5(c) hereof), then any one or more of said acts on the part of Acquiror or Employer shall, at Employee's election, be deemed to have terminated Employee's employment and, within five
(5) days of notice to Acquiror or Employer of said deemed termination, unless Acquiror can establish just cause as set forth in Section 6(b) hereof with clear and convincing evidence, there shall be paid to Employee the following: An amount equal to one (1) year's compensation at the rate in effect on the date of said deemed termination. For the purposes of the payments herein provided, Employee's compensation shall be deemed to include not only the annual and monthly compensation provided by the terms and conditions of this Agreement, and any amendments thereto, but it shall also include an amount equal to the average of bonuses paid to Employee pursuant to any incentive compensation plan during the three (3) years prior to the termination of his employment, plus an amount equal to the contributions made by Employer to Employer's profit sharing plan and/or 401k plan for Employee's benefit in the last year prior to termination.

     Notwithstanding anything contained in this Section 7 (a), or any other section of this Agreement to the contrary, if any compensation or benefit payment shall be considered in the aggregate to be an "excess parachute payment," as that term is defined in Section 28OG of the Internal Revenue Code of 1986., as amended, all such compensation and benefits-shall be reduced to the extent required to prevent such compensation and benefits, in the aggregate, from being considered an "excess parachute payment."

     The purpose of this section is to protect Employee from the acts of any Acquiror who may, subsequent to the date hereof, acquire control of Employer and who may seek to terminate Employee's employment by creating an atmosphere of tension and anxiety which may ultimately force him to tender his resignation because of the acts of harassment and pressures or stress inflicted upon Employee. Employer recognizes the contribution Employee has made to the success of Employer since the commencement of his employment, and it is the desire of Employer to ensure that Employee has some measure of protection from the unreasonable acts of any Acquiror. For purposes of this Section 7, the term "Employer" shall refer to any affiliate or successor of Employer for whom Employee is required to perform services.

     8. PROPRIETARY MATERIALS: All written or printed materials and all data fixed in any other tangible medium, such as magnetic disks or computer databases, in the possession of or used by Employee in performing duties for Employer are and shall remain the property of Employer. Upon termination of employment, Employee shall promptly return all such materials, and any copies thereof, to Employer.

     9. DISCLOSURE OF INFORMATION: Employee shall not, either before or after termination of this Agreement, disclose to anyone any nonpublic information relating to Employer or any affiliate of Employer, including, but not limited to, any financial information, trade secrets, or know-how germane to the business and operations of Employer or any affiliate of Employer. For purposes of this Agreement, "affiliates" of Employer shall include any subsidiary of Employer and any entity that directly or indirectly controls, is controlled by, or is under common control with Employer, or any subsidiary. Employee recognizes and acknowledges that any financial information concerning any of Employer's customers, as it may exist from time to time, is strictly confidential and is a valuable, special, and unique asset of the business of Employer. Employee shall not, either before or after termination of this Agreement, disclose to anyone said financial information, or any part thereof, for any reason or purpose whatsoever.

     10. NONCOMPETITION BY EMPLOYEE: During the term of this Agreement,
Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business competitive with Employer or any of its affiliates; provided, however, Employee shall not be restricted by this section from owning securities of corporations listed on a national securities exchange or regularly traded by national securities dealers so long as (except with respect to Employee's ownership of securities of Employer or any successor in interest of Employer) such investment does not exceed one (1) percent of the market value of the outstanding securities of such corporation.

     11. FIDELITY BOND: Employee agrees that he will furnish all information and take any steps necessary to enable Employer or any of its affiliates to obtain or maintain fidelity bond coverage conditional on the rendering of a true account by Employee of all moneys, goods, or other property which may come into the custody, charge, or possession of Employee during the term of his employment. The fidelity company issuing the fidelity bond and the amount of any such bond or bonds must be acceptable to Employer. All premiums on the bond(s) are to be paid by Employer.

     12. ASSUMPTION OF AGREEMENT: In the event that the Board elects to sell, merge, or otherwise dispose of the assets or the shares of common stock of Employer, said agreement of sale or merger shall provide for the assumption of this Agreement by the purchaser, or said sale or merger shall be subject to the purchaser entering into a new employment agreement with Employee, the terms of which shall be substantially similar to this Agreement. In the event that no such provision is agreed to by the successor, this Agreement shall nonetheless be binding on said successor.

     13. GENERAL: This Agreement is further governed by the following provisions:

          (a) ENTIRE AGREEMENT: This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by

Employer, and contains all of the covenants and agreements between the parties with respect to such employment. Any modification, waiver, or amendment of this Agreement will be effective only if it is in writing and signed by the party to be charged. Employee shall be bound by the policies and procedures duly adopted by Employer, which may be changed from time to time at the discretion of Employer. In the event of any conflict between such policies and procedures and this Agreement, however, the terms of this Agreement shall govern.

          (b) WAIVER: Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement an one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          (c) CHOICE OF LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          (d) BINDING EFFECT OF AGREEMENT: This Agreement shall inure to the benefit of and be binding upon Employer, its successors and assigns, including, without limitation, any person, partnership, corporation, or other entity or group which may acquire all or substantially all of Employer's assets and business, or with or into which Employer may be consolidated, merged, or otherwise reorganized, and this provision shall apply in the event of any subsequent merger, consolidation, reorganization, or transfer. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives. The rights and obligations of Employee under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employees creditors, other than by operation or force of law which cannot be altered or waived by agreement between Employer and Employee, and any attempt to do any of the foregoing shall be void.

          (e) INDEMNIFICATION: Employer shall indemnify Employee to the maximum extent permitted under the Bylaws of Employer, the corporate law of the jurisdiction under which the Employer is organized, and the laws and regulations applicable to financial institutions such as Employer. If available at reasonable rates as determined in the sole discretion of the Board, Employer shall endeavor to apply for and obtain Directors and Officers Liability Insurance to indemnify and insure Employer and Employee from and against liability or loss arising out of

Employee's actual or asserted malfeasance or nonfeasance in the good faith performance of his duties or out of any actual or asserted wrongful act against or by Employer, including, but not limited to, judgments, fines, settlements, and expenses incurred in the defense of actions, proceedings, and appeals therefrom. The provisions of this section are contractual and not a mere recital and shall inure to the benefit of Employee's estate, executor, administrator, heirs, legatees, or devisees.

          (f) SEVERABILITY: In the event that any term or condition contained in this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

          (g) HEADINGS: The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          (h) NOTICES: Any notices to be given hereunder by any party to another party may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses indicated at the end of this Agreement, but each party may change his or its address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual delivery; mailed notices shall be deemed communicated as of five (5) days after mailing.

          (i) ARBITRATION: Any controversy or claim arising out of or relating to this Agreement or Employee's employment, or out of any actual or alleged breach of this Agreement, shall be settled in accordance with the Mutual Agreement to Arbitrate Claims between the parties of even date herewith.

          (j) ATTORNEYS' FEES AND COSTS: If any action at law or in equity (with regard to claims not covered by the Mutual Agreement to Arbitrate Claims) or any arbitration proceeding is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements, in addition to any other remedies to which he or it may be entitled.

          (k) LIFE/DISABILITY INSURANCE: Employer shall have the right at any time during the term hereof to obtain and maintain life insurance on Employee's life and disability insurance with respect to Employee, at Employer's sole expense, naming Employer as the sole beneficiary thereof. Employee shall (i) cooperate fully with Employer in obtaining such life and/or disability insurance, (ii) sign any necessary consents, applications, and other related forms or documents, and (iii) take any required medical examinations.

          (1) SURVIVAL: The provisions of Sections 8, 9, and this Section 13 shall survive the termination of this Agreement.


    Executed as of ____________________________________ 1995.


     I, THE UNDERSIGNED EMPLOYEE, ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, THAT I UNDERSTAND ITS TERMS, THAT IT, ALONG WITH ANY AGREEMENTS EXPRESSLY REFERRED TO IN IT, CONTAINS ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN EMPLOYER AND ME RELATING TO THE SUBJECT OF MY EMPLOYMENT AS AN OFFICER OF EMPLOYER, AND THAT I HAVE ENTERED INTO THE AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY EMPLOYER OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

     I UNDERSTAND THAT THIS AGREEMENT WAS PREPARED BY EMPLOYER'S LEGAL COUNSEL, AND THAT SAID LEGAL COUNSEL DID NOT REPRESENT ME IN PREPARING THIS AGREEMENT. I ACKNOWLEDGE THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF OF THAT OPPORTUNITY TO THE EXTENT I WISH TO DO SO.


EMPLOYER:                                        EMPLOYEE:

CALIFORNIA BANCSHARES, INC.,
a Delaware corporation
                                                 -------------------------
                                                 JAMES MAYER

By
    -------------------------------
    JOSEPH P. COLMERY
    President and Chief
    Executive Officer

                         MUTUAL AGREEMENT TO ARBITRATE CLAIMS


     I recognize that differences may arise between CALIFORNIA BANCSHARES, INC., a Delaware corporation ("Employer"), and me during or following my employment with Employer. I understand and agree that, by entering into this Mutual Agreement to Arbitrate Claims ("Agreement"), I anticipate gaining the benefits of a speedy, impartial, dispute resolution procedure.

     I understand that any reference in this Agreement to Employer will be a reference also to all subsidiary and affiliated entities, all benefit plans, the benefit plans' sponsors, fiduciaries, administrators, affiliates, and all successors and assigns of any of them.

    1.   CLAIMS COVERED BY THE AGREEMENT

     Employer and I mutually consent to the resolution by arbitration of all claims or controversies ("claims") arising out of my employment or its termination that Employer may have against me or that I may have against Employer, or against its officers, directors, employees, or agents in their capacity as such or otherwise. The claims covered by this Agreement include, but are not limited to, claims based on contract or tort, including claims of discrimination based on race, sex, religion, national origin, age, marital status, or medical condition, handicap, or disability, except claims excluded in the following paragraph.

    2.   CLAIMS NOT COVERED BY THE AGREEMENT

     Claims I may have for workers' compensation or unemployment compensation benefits are not covered by this Agreement.

     Also not covered are claims by Employer for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which I understand and agree that Employer may seek and obtain relief from a court of competent jurisdiction.

    3.   REQUIRED NOTICE OF ALL CLAIMS AND STATUTE OF LIMITATIONS

     Employer and I agree that the aggrieved party must give written notice of any claim to the other party within one (1) year of the date the aggrieved party first knows or should have known of the event giving rise to the claim; otherwise, the claim shall be void and deemed waived even if there is a federal or state statute of limitations which would have given more time to pursue the claim.

     Written notice to Employer, or its officers, directors, employees, or agents, shall be sent to its Chief Executive Officer at 100 Park Place, Suite 140, San Ramon, CA 94583. I will be given written notice at the last address recorded in my personnel file.

     The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based. The notice shall be sent to the other party by certified or registered mail, return receipt requested.

    4.   REPRESENTATION

         Any party may be represented by an attorney or other representative selected by the party.

    5.   DISCOVERY

         Each party shall have the right to take the deposition of one individual and one expert witness designated by another party. Each party also shall have the right to make one request for production of documents to any party. The subpena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had only where the Arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial need.

    6.   DESIGNATION OF WITNESSES

         At least thirty (30) days before the arbitration, the parties must exchange lists of witnesses, including any experts, and copies of all exhibits intended to be used at the arbitration.

    7.   SUBPENAS

         Each party shall have the right to subpena witnesses and documents for the arbitration.

    8.   ARBITRATION PROCEDURES

         Employer and I agree that, except as provided in this Agreement, any arbitration shall be in accordance with the model Employment Arbitration Procedures of the American Arbitration Association ("AAA") before an arbitrator who is licensed to practice law in the state of California. Any conflict between the procedures specified in this Agreement and the model Employment Arbitration Procedures shall be resolved in favor of the procedures specified herein.

      The Arbitrator shall be selected by mutual agreement of the parties or, if they cannot agree within ten (10) business days after a request for arbitration is made and a list of eligible arbitrators is received, then in accordance with the model Employment Arbitration Procedures.

     The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Federal Rules of Evidence shall apply. The Arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this Agreement, including but not limited to, any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties.

     The Arbitrator shall have jurisdiction to hear and rule on prehearing disputes and is authorized to hold prehearing conferences by telephone or in person, as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

     Either party, upon request at the close of hearing, shall be given leave to file a posthearing brief. The time for filing such a brief shall be set by the Arbitrator.

     Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both Employer and I agree that neither of us shall initiate or prosecute any lawsuit or administrative action (other than an administrative charge of discrimination or any claim expressly excluded under Section 2 above) in any way related to any claim covered by this Agreement.

     Any arbitration award shall be accompanied by a written statement containing summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award.

    9.   ARBITRATION FEES AND COSTS

     Employer and I shall equally share the fees and costs of the Arbitrator. Each party shall pay for its own costs and attorneys' fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees, or if there is a written agreement providing for fees, the Arbitrator may award reasonable fees to the party the Arbitrator determines to be the prevailing party under applicable law.

    10.  INTERSTATE COMMERCE

    I understand and agree that Employer is engaged in transactions involving interstate commerce and that my employment involves such commerce. Specifically, Employer engages in transactions with correspondent Employers in other states, provides financial services to persons with businesses in interstate commerce, and participates in electronic networks permitting banking transactions from locations outside the state.

    11.  REQUIREMENTS OF MODIFICATION OR REVOCATION

         This Agreement to arbitrate shall survive the termination of my employment. It can only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this Agreement.

    12.  SOLE AND ENTIRE AGREEMENT

         This is the complete agreement of the parties on the subject of arbitration of disputes, except for any arbitration agreement in connection with any pension or benefit plan. This Agreement supersedes any prior or contemporaneous oral or written understanding on the subject. No party is relying on any representation, oral or written, on the subject of the effect, enforceability, or meaning of this Agreement, except as specifically set forth in this Agreement.

    13.  CONSTRUCTION

         If any provision of this Agreement is adjudged to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement.

    14.  CONSIDERATION

         In consideration for my agreement to arbitrate the claims covered by this Agreement, rather than litigate them before courts or other bodies, I acknowledge that Employer has extended to me the benefits and privileges provided in that certain Employment Agreement of even date herewith, and that Employer has given up its right to pursue any claims against me in a court of law pertaining to the subject matter of this Agreement, except as expressly set forth in Section 2 hereof.

    15.  NOT AN EMPLOYMENT AGREEMENT

         This Agreement is not, and shall not be construed to create, any contract of employment, express or implied, nor does this Agreement in any way alter the "at-will" status of my employment.

    16.  VOLUNTARY AGREEMENT

     I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, THAT I UNDERSTAND ITS TERMS, THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN EMPLOYER AND ME RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT, AND THAT I HAVE ENTERED INTO THE AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY EMPLOYER, OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

         I UNDERSTAND THAT THIS AGREEMENT WAS PREPARED BY EMPLOYER'S LEGAL COUNSEL, AND THAT SAID LEGAL COUNSEL DID NOT REPRESENT ME IN PREPARING THIS AGREEMENT. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF OF THAT OPPORTUNITY TO THE EXTENT I WISH TO DO SO.


Dated:_______________________, 1995
                                                ----------------------------
                                                JAMES MAYER


Dated:_______________________, 1995             CALIFORNIA BANCHSARES, INC.,
                                                a Delaware corporation

                                             By
                                                ---------------------------
                                                JOSEPH P. COLMERY
                                                President and Chief Executive
                                                Officer


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